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                                                                   EXHIBIT 10.11

                             THE TJX COMPANIES, INC.
                              STOCK INCENTIVE PLAN
                               (2004 RESTATEMENT)

                                 First Amendment

      Pursuant to Section 10 of The TJX Companies, Inc. Stock Incentive Plan (2004 Restatement) (as amended, the "Plan"), the Plan is hereby amended as follows:

1. Section 6(k) is hereby amended by adding the following sentence to the end thereof:

      "Notwithstanding the preceding, there shall be no further Awards granted to Eligible Directors under this Section 6(k) in respect of any fiscal year after the fiscal year ending in January 2006."

2. New Section 7(e) is hereby added to the end of Article 7 to read as follows:

"(e) Annual Deferred Stock Awards, Additional Deferred Stock Awards and Dividend Awards for Eligible Directors.

      (i) Accounts. The Company shall establish and maintain an Account in the name of each Eligible Director to which the Annual Deferred Stock Awards, Additional Deferred Stock Awards and Dividend Awards shall be credited.

      (ii) Annual Awards. On the date of each Annual Meeting commencing at the Annual Meeting in the year ending in January 2007, each Eligible Director who is elected a Director at such Annual Meeting shall automatically and without further action by the Board or Committee be granted an Annual Deferred Stock Award as provided in subsection
            (iv) and an Additional Deferred Stock Award as provided in subsection (v). On each date other than the date of an Annual Meeting on which an Eligible Director is first elected a Director by the Board, the Eligible Director then so elected shall automatically and without further action by the Board or Committee be granted a prorated Annual Deferred Stock Award as provided in subsection (iv) and a prorated Additional Deferred Stock Award as provided in subsection (v). The grant of each Annual Deferred Stock Award and Additional Deferred Stock Award shall entitle each recipient, automatically and without further action by the Board or the Committee, to Dividend Awards as provided in subsection (vi).

      (iii) Nature of Awards. Each Annual Deferred Stock Award, Additional Deferred Stock Award and Dividend Award shall be an Other Stock-based Award subject to the terms of this Plan and shall constitute an unfunded and unsecured promise of the Company to deliver in the future to such Eligible Director, without payment, the number of shares of Stock in the amounts and at the times hereinafter provided. The shares of Stock notionally credited to the Accounts of Eligible Directors shall


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            be notional shares only and shall not entitle the Eligible Director to any voting rights, dividend or distribution or other rights except as expressly set forth herein. Nothing herein shall obligate the Company to issue or set aside shares of Stock, in trust or otherwise, to meet its contractual obligations hereunder.

      (iv) Annual Deferred Stock Award. In respect of each Annual Deferred Stock Award granted on the date of an Annual Meeting, the Company shall credit to each Eligible Director's Account, effective as of the date of such Annual Meeting, the number of notional shares of Stock, including any fractional share, equal to $50,000 divided by the Fair Market Value of a share of Stock on the date of such Annual Meeting. In respect of each Annual Deferred Stock Award granted on a date other than the date of an Annual Meeting, the Company shall credit to the Account of the Eligible Director first elected on such date the number of notional shares of Stock, including any fractional share, equal to (i) $50,000 divided by the Fair Market Value of a share of Stock on the date of such first election multiplied by (ii) the quotient (not greater than one) obtained by dividing (A) the number of days starting with the date of such first election and ending on the day first preceding the anticipated date (as determined by the Administrator) of the next Annual Meeting, by
            (B) 365.

      (v) Additional Deferred Stock Award. In addition to the Annual Deferred Stock Award, the Company shall credit to the Account of each Eligible Director, effective as of the date that any Annual Deferred Stock Award is credited to such Account, an Additional Deferred Stock Award covering the same number of shares as are covered by such Annual Deferred Stock Award determined in the same manner prescribed in subsection (iv) above.

      (vi) Dividend Awards. The Company shall credit (each such credit, a "Dividend Award") the Account of each Eligible Director on the date of each Annual Meeting and on the date on which an Eligible Director ceases to be a Director if not the date of an Annual Meeting with a number of notional shares of Stock, including any fractional share, equal to the product of (x) the aggregate number of shares of Stock credited to such Account, excluding any shares first credited as of such date, (such previously credited shares being referred to in this subsection (vi) as the "subject shares"), multiplied by (y) the aggregate amount of the cash dividends per share of Stock for which record dates occurred during the period from the immediately preceding Annual Meeting (or, in the case a subject share, from the date of the initial crediting of such subject share) to the date of such credit, divided by (z) the Fair Market Value of a share of Stock the date of such credit.

      (vii) Vesting. Each Annual Deferred Stock Award, and any Dividend Awards in respect of Annual Deferred Stock Awards and/or Additional Deferred Stock Awards, shall vest immediately upon grant and be non-forfeitable. Each Additional Deferred Stock Award shall vest and become non-forfeitable on the date immediately preceding the date of the Annual Meeting next succeeding the date of grant of such Award; provided, that the recipient is still a Director on such date. In the event that an Eligible Director terminates his or her service as a Director for any reason prior


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            to such vesting date, the Eligible Director shall forfeit any then unvested Additional Deferred Stock Award.

     (viii) Delivery. The Company shall deliver to an Eligible Director (or a former Eligible Director) the number of shares of Stock, rounded up to the next full share, represented by notional shares of Stock credited to the Account of such Eligible Director in respect of Annual Deferred Stock Awards (including any Dividend Awards made in respect of such Annual Deferred Stock Awards) at the earlier of the following: (x) immediately prior to a Change in Control or (y) as soon as practicable following the termination of the Eligible Director's service as a Director for any reason (including death). With respect to any Additional Deferred Stock Award, absent an election to defer delivery of the shares of Stock subject to such Award pursuant to subsection (ix) below, the Company shall deliver to an Eligible Director the number of shares of Stock, rounded up to the next full share, represented by notional shares of Stock credited to the Account of such Eligible Director in respect of such Additional Deferred Stock Award (including any Dividend Awards made in respect of such Additional Deferred Stock Award) at the earlier of the following: (x) immediately prior to a Change in Control or
            (y) the date following the date of vesting pursuant to subsection
            (vii) above. In the event of a termination by reason of death, such shares of Stock shall be delivered to such beneficiary or beneficiaries designated by the Eligible Director in writing in such form, and delivered prior to his or her death to such person at the Company, as specified by the Company or, in the absence of such a designation, to the legal representative of Eligible Director's estate.

      (ix) Deferral of Delivery of Additional Deferred Stock Awards. By filing a written notice to the Company in such form, and delivered to such person at the Company, as specified by the Company, an Eligible Director may irrevocably elect to defer receipt of the delivery of shares of Stock representing all or a portion of the notional shares of Stock subject to any Additional Deferred Stock Award (including any Dividend Awards made in respect of such notional shares) until the earlier of the following: (x) immediately prior to a Change in Control or (y) as soon as practicable following the termination of the Eligible Director's service as a Director for any reason (including death). Any election made pursuant to this subsection
            (ix) must be submitted with respect to any Additional Deferred Stock Award (A) in the case of the Additional Deferred Stock Award granted on the date an Eligible Director is first elected as a Director, no later than 30 days after the date of such Eligible Director's election to the Board or (B) in the case of any other Additional Deferred Stock Award, no later than December 31 of the calendar year preceding the calendar year in which such Award is granted, or (C) at such other time as is necessary to satisfy the requirements of
            Section 409A, as determined by the Administrator. "


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3.    Section 14 is hereby amended to read as follows:

"SECTION 14. DEFINITIONS.

      The following terms shall be defined as set forth below:

            (a) "Account" means a bookkeeping account established and maintained under Section 7(e) in the name of each Eligible Director to which Annual Deferred Stock Awards, Additional Deferred Stock Awards, and Dividend Awards are credited hereunder.

            (b) "Act" means the Securities Exchange Act of 1934.

            (c) "Additional Deferred Stock Award" means an Award granted to an Eligible Director pursuant to Section 7(e)(v).

            (d) "Adoption Date" means April 7, 2004.

            (e) "Annual Deferred Stock Award" means an Award granted to an Eligible Director pursuant to Section 7(e)(iv).

            (f) "Annual Meeting" shall mean the annual meeting of stockholders of the Company.

            (g) "Approved Performance Criteria" means criteria based on any one or more of the following (on a consolidated, divisional, line of business, geographical or area of executive's responsibilities basis): one or more items of or within (i) sales, revenues, assets or expenses; (ii) earnings, income or margins, before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations and aggregate or per share basis; (iii) return on investment, capital, assets, sales or revenues; and (iv) stock price. In determining whether a performance goal based on one or more Approved Performance Criteria has been satisfied for any period, any extraordinary item, change in generally accepted accounting principles, or change in law (including regulations) that would affect the determination as to whether such performance goal had been achieved will automatically be disregarded or taken into account, whichever would cause such performance goal to be more likely to be achieved, and to the extent consistent with Section 162(m) of the Code the Committee may provide for other objectively determinable and nondiscretionary adjustments; provided, that nothing herein shall be construed as limiting the Committee's authority to reduce or eliminate a Performance Award (including, without limitation, by restricting vesting under any such Award) that would otherwise be deemed to have been earned.

            (h) "Award" or "Awards" except where referring to a particular category of grant under the Plan shall include Stock Options, Other Stock-based Awards and Performance Awards.

            (i) "Board" means the Board of Directors of the Company.


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            (j) "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, any of which is directly harmful to the business or reputation of the Company or any Subsidiary.

            (k) "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

            (l) "Committee" means the Committee referred to in Section 2. If at any time no Committee shall be in office, the functions of the Committee shall be exercised by the Board.

            (m) "Company" is defined in Section 1.

            (n) "Director" means a member of the Board.

            (o) "Disability" means disability as determined in accordance with standards and procedures similar to those used under the Company's long term disability program.

            (p) "Dividend Award" means an Award granted to an Eligible Director pursuant to Section 7(e)(vi).

            (q) "Eligible Director" means a Director who is not employed (other than as a Director) by the Company or by any Subsidiary.

            (r) "Fair Market Value" on any given date means the last sale price regular way at which Stock is traded on such date as reflected in the New York Stock Exchange Composite Transactions Index or, where applicable, the value of a share of Stock as determined by the Committee in accordance with the applicable provisions of the Code.

            (s) "Full Value Award" means an Award other than a Stock Option or an SAR.

            (t) "ISO" means a Stock Option intended to be and designated as an "incentive stock option" as defined in the Code.

            (u) "New Awards" is defined in Section 3(a).

            (v) "Non-Employee Director" shall have the meaning set forth in Rule 16b-3(b)(3) promulgated under the Act, or any successor definition under the Act.

            (w) "NSO" means any Stock Option that is not an ISO.

            (x) "Normal Retirement" means retirement from active employment with the Company and its Subsidiaries at or after age 65 with at least five years of service for the Company and its Subsidiaries as specified in The TJX Companies, Inc. Retirement Plan.

            (y) "Other Stock-based Award" means an Award of one of the types described in Section 7.


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            (z) "Outside Director" means a member of the Board who is treated as an "outside director" for purposes of Section 162(m) of the Code.

            (aa) "Performance Award" means an Award described in Section 8.

            (bb) "Plan" is defined in Section 1.

            (cc) "Restricted Stock" is defined in Section 7(a).

            (dd) "SAR" means an Award described in Section 6(m)(i).

            (ee) "Share Limit" is defined in Section 3(a).

            (ff) "Special Service Retirement" means retirement from active employment with the Company and its Subsidiaries (i) at or after age 60 with at least twenty years of service for the Company and its Subsidiaries, or (ii) at or after age 65 with at least ten years of service for the Company and its Subsidiaries.

            (gg) "Stock" means the Common Stock, $1.00 par value, of the Company, subject to adjustments pursuant to Section 3.

            (hh) "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 6.

            (ii) "Subsidiary" means any corporation or other entity (other than the Company) in an unbroken chain beginning with the Company if each of the entities (other than the last entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interest in one of the other corporations or other entities in the chain."


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